             RESOLUTIONS



                                                                     Exhibit 4.3

                                   RESOLUTIONS

     RESOLVED, that 50,000 shares of the common stock, no par value, of Ness Energy International, Inc. be issued to Robert G. Fowler, Sr. and 50,000 of said shares be issued to Richard Lee Kincheloe for drilling, exploration, engineering and production services in conjunction with the company's oil and gas exploration and drilling activities.

     FURTHER RESOLVED, that all of the above referenced shares of the Company's common stock be registered in a registration statement on Form S-8 to be filed with the Securities and Exchange Commission, and be it

     FUTHER RESOLVED, that the officers of the Corporation be and hereby are, authorized and directed to take all actions, and execute all instruments and other documents in the name and on behalf of the Corporation as such officers shall determine to be necessary or advisable in order to effectuate the foregoing resolutions and to carry out the purposes thereof.